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EXHIBIT 11.2


                        QUICKRESPONSE SERVICES, INC.
                     COMPUTATION OF EARNINGS PER SHARE
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
                               (UNAUDITED)

                                   Three Months Ended     Six Months Ended
                                       June 30,               June 30,
                                   -------------------   ---------------------
                                    1996        1995      1996        1995
                                   ---------  --------   ---------  ----------
FULLY-DILUTED SHARES
Weighted average common
shares outstanding                 8,336,529  8,219,596  8,324,683  8,190,002
Common equivalent shares             287,318    316,589    273,292    331,330
                                   ---------  --------   ---------  ----------
                                   8,623,847  8,536,185  8,597,975  8,521,332
                                   ---------  --------   ---------  ----------
                                   ---------  --------   ---------  ----------
Net earnings                          $1,511     $1,118     $2,882     $2,129
                                   ---------  --------   ---------  ----------
                                   ---------  --------   ---------  ----------
Earnings per common and common
equivalent share                       $0.18      $0.13      $0.34      $0.25
                                   ---------  --------   ---------  ----------
                                   ---------  --------   ---------  ----------


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